NOTICE OF ANNUAL MEETING


                   WARWICK VALLEY TELEPHONE COMPANY
                           47 Main Street
                        Warwick, New York 10990

              NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of Shareholders of Warwick Valley Telephone Company will be held at 2:00 p.m. on Friday, April 30, 1999, at the Company's office at 47 Main Street, Warwick, New York, for the following purposes:

   I. To fix the number of Directors at nine until the next Annual Meeting, to elect three Directors in Class III; and to elect one Director to fill a vacancy in Class I.

  II. To approve the selection of auditors for the year ending December 31, 1999; and

 III. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.



The holders of the Common Stock of the Company of record at the close of business on March 31, 1999 will be entitled to vote on each of the above matters.

                                   By the order of the Board of Directors
                                   Barbara Barber, Secretary
                                   April 16, 1999

                           IMPORTANT

You are cordially invited to attend the meeting in person.

Even if you plan to be present, you are urged to SIGN, DATE, AND
MAIL the enclosed proxy promptly.

If you attend the meeting, you can vote either in person or by your proxy. All shares represented by valid proxies received prior to the meeting, pursuant to this solicitation, and not revoked before they are exercised, will be voted.









                              PROXY STATEMENT
                      Annual Meeting of Shareholders
                     Warwick Valley Telephone Company


                                                     April 16, 1999

     This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Warwick Valley Telephone Company
(the Company'), 47 Main Street, Warwick, New York 10990, to be used at the Annual Meeting of Shareholders of the Company to be held at 2:00 p.m.
on Friday, April 30, 1999, at its offices at 47 Main Street, Warwick, New York, and at any adjournment thereof, for the purposes set forth in the foregoing notice of meeting. Properly executed proxies received in time for the meeting will be voted in the manner set forth herein unless specifically otherwise directed by the shareholder, in which case they will be voted as directed. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time by delivering notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company before the proxy is voted.

     At the close of business on March 31, 1999, the Company had outstanding 1,817,274 shares of Common Stock, without par value (the Common Stock'), and the then holders of record thereof will be entitled to one vote for each share so held by them on each of the matters to be considered at the meeting or any adjournment thereof.

     Pursuant to the Company's By-Laws, the election of any director requires an affirmative vote of a plurality and all other matters submitted require a majority of the votes of the Company's Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote and voting on that proposal. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as tellers for the meeting. The tellers will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of quorum. The tellers will treat broker non-voters' (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and with respect to which broker or nominee does not have discretionary power to vote on a particular matter) as if the broker never voted.

     The Annual Report to Shareholders for the fiscal year ended December
31, 1998, including financial statements, was mailed together with this Proxy Statement to all shareholders. Such report is not a part of the proxy soliciting material. The Company will furnish without charge to any of its shareholders, upon such shareholder's written request, a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K, including the financial statements and financial statement schedules, but without the other exhibits attached thereto. Requests for such copies should be directed to: Barbara Barber, Warwick Valley Telephone Company, 47 Main Street, Warwick, New York 10990.

     The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company personally, by telephone or telegraph. The approximate date on which this proxy statement and accompanying form of proxy are first being sent to shareholders is April 16, 1999.






                        I. ELECTION OF DIRECTORS

     The Company's By-Laws provide that the Board of Directors of the Company shall be divided into three classes of at least three Directors each. Such classes are designated Class I', Class II' and Class III'. The Directors in each Class are elected in alternating years for three-year terms. At this Annual Meeting, the number of Directors will be fixed at nine until the next Annual Meeting, and three Directors will be elected to Class III for terms which will last until the 2002 Annual Meeting of Shareholders (and until their respective successors shall have been elected and qualified). In addition, one Director will be elected to fill the vacancy in Class I created by the resignation of Mr. Victor J. Marotta; the term of this Director will last until the 2000 Annual Meeting of Shareholders (and until his successor shall have been selected and qualified).

     It is the intention of the persons named in the enclosed form of proxy to vote each proxy for the election of each of the nominees named below unless such authority is withheld:


                               Class III

                           Philip S. Demarest
                          Herbert  Gareiss, Jr.
                            Corinna S. Lewis

                                Class I

                          Robert J. DeValentino

     All of the foregoing nominees are presently serving as Directors of the Company, and their terms as such expire upon the election of Directors at this Annual Meeting, except Mr. Herbert Gareiss, Jr., who has been nominated by the Board to succeed Mr. Earl V. Barry whose term expires and is not seek-ing re-election. Mr. Robert J. DeValentino was elected by the Board of Directors on October 7, 1998 to fill the vacancy created by the resignation of Mr. Victor J. Marotta.

     If any of the nominees shall be unable to serve, the proxy may be voted with the discretionary authority for a substitute chosen by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.

    Information about Directors and Nominees for Election as Director

Name, Age and Other Position,                   Period Served as Director and
 if any, with the Company                         Past Business Experience

                         Nominees for Class III
                       (Term will expire in 2002)

Philip S. Demarest, 62...............Director since 1964 retired since
                                      1998; Vice President, Secretary
                                      and Treasurer of the Company
                                      from prior to 1994 until
                                      1998, Secretary and Director of
                                      Warwick Valley Mobile Telephone
                                      Company, Inc.,Warwick Valley
                                      Long Distance Company, Inc. and
                                      Warwick Valley Networks Inc.
                                      from prior to 1994 until 1998
                                      and Hometown Online, Inc.,
                                      from 1995 until 1998.

Herbert Gareiss, Jr.,53..............Assistant Secretary and Assistant
 Vice President                       Treasurer of the Company since
                                      1980 until 1990; Vice President
                                      since 1990; Vice President and
                                      Director of Warwick Valley
                                      Mobile Telephone Company, Inc.,
                                      since 1989, Warwick Valley Long
                                      Distance Company, Inc., since
                                      1993, Warwick Valley Networks,
                                      Inc., since 1994 and Hometown
                                      Online, Inc., since 1995.

Corinna S. Lewis, 60................ Director since 1994; retired public relations consultant.

                          Nominee for Class I
                       (Term will expire in 2000)

Robert J. DeValentino, 55........... Director since 1998; Executive
                                      Director of the Horton Health-
                                      care Foundation since 1998;
                                      District Manager for Citizens
                                      Telecommunications in Middle-
                                      town, N.Y., from prior to
                                      1994 until 1998.

                Directors Whose Terms Have Not Expired
                      (Elected in 1997 and 1998)

Wisner H. Buckbee, 62................Director since 1991 (Class II:
                                      current term expires in 2001);
                                      President of Wisner Farms,
                                      Inc., an operating dairy farm,
                                      since before 1994.

Howard Conklin, Jr., 71..............Director since 1965 (Class I:
 Chairman of the Board                current term expires in 2000);
                                      Chairman of the Board since
                                      1988; Chairman of the Board of
                                      Conklin & Strong, Inc., a
                                      retail lumber and building
                                      materials company located in
                                      Warwick, N.Y., from prior to
                                      1994 until 1998.


Joseph E. DeLuca, M.D., 48...........Director since 1993 (Class II:
                                      current term expires in 2001);
                                      Physician, Vernon Urgent Care
                                      Center, Vernon, N.J., since
                                      1994.

Fred M. Knipp, 68....................Director since 1989  (Class II:
 President                            current term expires in 2001);
                                      President since 1988;
                                      President and Director of
                                      Warwick Valley Mobile
                                      Telephone Company,Inc.,since
                                      1989, Warwick Valley Long
                                      Distance Company, Inc., since
                                      1993, Warwick Valley Networks,
                                      Inc., since 1994 and Hometown
                                      Online, Inc., since 1995.

Henry L. Nielsen, Jr., 72............Director since 1984 (Class I:
 Vice Chairman of the Board           current term expires in 2000);
                                      Vice Chairman of the Board
                                      since 1992; President of
                                      Nielsen Construction Company,
                                      Inc.,a heavy construction and
                                      earth-moving company located
                                      in Warwick, N.Y., since before
                                      1994.








































The Board of Directors and Board Committees

     The Board of Directors held twelve regular meetings in 1998. The Company has standing Audit, Officers' Compensation, and Nominating Committees of the Board of Directors. Each Director attended 75% or more of the combined total of meetings of the Board of Directors and the Committees on which he served in 1998.

     The Audit Committee held one meeting in 1998. Director Conklin is Chair-man of the Committee and Directors Barry, Buckbee, DeLuca, DeValentino, Lewis and Nielsen are members. The Audit Committee's duties and responsibilities include recommending to the Board the engagement of the independent auditors, approving the plan and scope of the audit and the fee before the audit begins and, following the audit, reviewing the results and the independent auditors' comments on the Company's system of internal accounting controls with the independent auditors. The Committee also advises the Board as to the implementation of recommendations which have been made pursuant to suggestions of the independent auditors.

     In carrying out these functions, the Audit Committee represents the Board in discharging its responsibility of oversight, but the existence of the Committee does not alter the traditional roles and responsibilities of the Company's management and the independent auditors with respect to the accounting and control functions and financial statement presentation.

     The Officers' Compensation Committee held one meeting in 1998.
Director Lewis is Chairperson of the Committee and Directors Barry, Buckbee, Conklin, DeLuca, Demarest and Nielsen are members. The Committee makes specific salary recommendations to the Board concerning officers of the Company and reviews salaries of other management personnel.

     The Nominating Committee held three meetings in 1998.  Director
Nielsen is Chairman and Directors Conklin and Knipp are members. The Nominating Committee recommends to the Board the names of Directors to be recommended for election or re-election by the shareholders at the Annual Meeting. The Nominating Committee is not precluded from considering written recommendations for nominees from shareholders. For the 2000
Annual Meeting, such recommendations, together with a description of the proposed nominee's qualifications and other relevant biographical information, are to be sent to the Secretary of the Company not later than December 20, 1999.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial ownership information as of March 31,1999 regarding each Director, nominee for Director and officer and all Directors, nominees and officers as a group, with respect to each class of the Company's outstanding equity securities. Holders of shares of the Company's 5% Series Preferred Shares, $100 par value (5% Preferred), are not entitled to vote those shares at the Annual Meeting for which this Proxy Statement has been prepared.

                                       Amount and Nature
                     Name of            of  Beneficial             Percent
Title of Class   Beneficial Owner      Ownership (Shares)          of Class
Common Stock     Barbara Barber               6,064                    0.33%
Common Stock     Earl V. Barry              121,240 (1)                6.67%
5% Preferred     Earl V. Barry                  142                    2.84%
Common Stock     Wisner H. Buckbee            4,914                    0.27%
5% Preferred     Wisner H. Buckbee               20                    0.40%
Common Stock     Howard Conklin, Jr.          9,720 (1)                0.53%
Common Stock     Joseph E. DeLuca             1,700 (1)                0.09%
Common Stock     Philip S. Demarest          10,216                    0.56%
5% Preferred     Philip S. Demarest              10                    0.20%
Common Stock     Robert J. DeValentino          100                    0.01%
Common Stock     Herbert Gareiss, Jr.        15,074 (1), (2),(3)       0.83%
Common Stock     Bonnie Jackowitz             4,670                    0.26%
Common Stock     Fred M. Knipp               15,197 (1)                0.84%
5% Preferred     Fred M. Knipp                   85                    1.70%
Common Stock     Corinna S. Lewis             1,908                    0.10%
5% Preferred     Corinna S. Lewis                15                    0.30%
Common Stock     Dorinda M. Masker            1,224 (1), (2)           0.07%
Common Stock     Henry L. Nielsen, Jr.        1,800                    0.10%
Common Stock     Colleen Shannon              2,197                    0.12%
5% Preferred     Colleen Shannon                  2                    0.04%
Common Stock     Robert A. Sieczek            3,216 (3)                0.18%

All Directors, nominees for Director and officers as a group:

Total Common Stock.....199,240     10.96% of the class
Total 5% Preferred.........274      5.48% of the class

(1)  Includes shares held by spouse.
(2)  Includes shares held in trust for children.
(3)  Includes shares which may be voted pursuant to power of attorney.

     As of March 31, 1999, the only holder of more than 5% of the Company's Common Stock known to the Company (other than Earl V. Barry,
47 Main Street, Warwick, New York 10990, who is shown in the preceding table) was Orange County Trust Company, 75 North Street, Middletown, New York 10940, which held 129,660 shares (7.13%) as trustee or custodian. The Trust Company has sole power to vote and dispose of all 129,660 shares.


Executive Compensation

      The following table sets forth all compensation paid by the Company during the last three fiscal years to each executive officer.


                   Summary Compensation Table

Name and                                                       Other Annual
Principal Position            Year         Salary($)*          Compensation**

Fred M. Knipp                 1998        $202,365.08            $21,424.28
 President and Director       1997        $182,653.67            $19,932.55
                              1996        $164,069.03            $17,670.65


Philip S. Demarest            1998        $115,192.10            $13,163.65
 Vice President and Director  1997        $128,019.19            $13,322.38
  (Retired from the Company   1996        $118,622.84            $11,971.60
   on October 23, 1998)

Herbert Gareiss, Jr.          1998        $128,096.30            $ 7,526.74
 Vice President               1997        $115,115.38            $ 6,093.63
                              1996        $106,530.57            $ 5,032.02

Larry Drake                   1998        $ 47,500.00            $ 1,989.87
 Vice President
 (Hired on August 24, 1998)

 *Includes one week's salary as annual bonus for the years 1998, 1997 and 1996.

** Directors' fees, where applicable, Company match of 401K contributions and Company-paid life insurance premiums.

No other officers or employees received compensation during 1998 which exceeded $100,000.

Directors of the Company receive $350, and the Chairman receives $525, for each regular or special meeting of the Board which they attend.
Directors who are not employees of the Company also receive $175 for each committee meeting.


                 REPORT OF OFFICERS' COMPENSATION COMMITTEE
                                                              April 1, 1998

Compensation Philosophy and Policy

     We believe that a compensation program should offer performance-based compensation to the Company's employees and reward employees whose results enable the Company to achieve its vision. The executive compensation program is designed to measure and enhance executive performance.

     The Company 's executive compensation program has two components:
          -  Base Salary
          -  Annual Bonus

     These components are designed to provide incentives and motivate key executives whose efforts and job performance will enhance the strategic well-being of the Company and maximize value to its shareholders. The program is also structured to attract and retain the highest caliber executives.

     The executive compensation program compensates the individual executive officers based on the Company's consolidated performance and the individual's contribution. The program is designed to be competitive with compensation programs offered by comparable employers.

     Public information concerning salaries paid by companies in the telecommunications and related industries is used to determine what a comparable firm would consider an appropriate performance-based compensation package for its executives.

Base Salary

     The salaries of the executive officers, including Mr. Knipp, were determined based on the executive's performance and an analysis of base salaries paid executive officers having similar responsibilities in other companies. The level of Mr. Knipp's base salary was also based upon a subjective assessment of his individual performance and responsibilities as well as overall corporate performance as measured by actual earnings per share, cash flow and growth of the business. The other executive officers have similar measurements, but the criteria used to determine their compensation is based more on their individual responsibilities. No relative weights are attributed to any specific measurement factors.

Annual Bonus

     The Company's annual bonus plan is designed to reward all Company employees on the basis of consolidated corporate results during the past year. Employees including officers may be entitled to a cash bonus of up to one week's salary based on the change in consolidated corporate earnings for the current year as compared to the immediate previous year.

     Dr. Joseph E. DeLuca, Chairman          Corinna S. Lewis
     Earl V. Barry                           Victor J. Marotta
     Wisner H. Buckbee                       Henry L. Nielsen, Jr.
     Howard Conklin, Jr.

PERFORMANCE GRAPH

     This graph shows, as a
percentage, the Company's cumulative
total shareholder return, assuming
reinvestment of dividends, against the
Russell 2000, a widely regarded stock                        GRAPH GOES
market index representing 2000 small cap
companies whose average market capitalization                   HERE
is $255 million. A variety of factors may be used in order to assess a corporation's performance. This Performance Graph, which reflects the Company's total return against the Russell 2000, reflects one such method. For the period from January 1, 1994 through December 31, 1997 the shareholder return values for the Company included in the graph are based on a valuation prepared annually for the Company by an independent appraisal firm in connection with the Company's 401K Plans including the Savings
Plan for Management Employees discussed later in this proxy statement. The value for year end
1998 was established by using the NASDAQ closing price on the last day in December on which the Company's common stock traded, which was December 16, 1998.

Compensation Committee Interlocks and
Insider Participation in Compensation Decisions

     The members of the Officers' Compensation Committee at the end of the last completed fiscal year were Mr. Barry, Mr. Buckbee, Mr. Conklin, Dr. DeLuca, Mrs. Lewis and Mr. Nielsen. (Mr. Marotta resigned from the
Committee in August 1998.) None of these persons were, during 1998, an officer or employee of the Company or any of its subsidiaries. Mr. Barry is a former officer and employee of the Company, having retired in 1977.


     The full Board of Directors accepted the recommendation of the Officers' Compensation Committee concerning all officers' compensation. Mr. Knipp and Mr. Demarest are directors of the Company and, during 1998 participated in those deliberations of the Company's Board of Directors in which the Board accepted the Officers' Compensation Committee's recommendations concerning executive officer compensation. Mr. Knipp is not a member of the Officers' Compensation Committee. Mr. Demarest was appointed to the Officers' Compensation Committee upon his retirement, but the committee has not met since his appointment. No executive officer of the Company has, during 1998 or previously, served as a director or member of the compensation committee of any other entity that has an executive officer who serves or has served either as a member of the Officers' Compensation Committee or as a member of the Board of Directors of the Company.

     The Company's management retirement plan (the "Plan") covers all management employees over the age of 21 who have completed one year of eligible service. The Plan benefits are fully vested after five years of service. Normal retirement under the plan is at age 60. An employee's accumulated monthly retirement benefit equals either: (1) 2-1/2% times years of service times average monthly earnings (maximum benefit not to exceed the lesser of 25% of average monthly earnings on a monthly basis or $10,800 annually); or (2) 1% times years of service times average monthly earnings. Retirement benefits for employees hired prior to December 1, 1985 are determined by using the calculation that results in the highest amount. Retirement benefits for employees hired on or after December 1, 1985 are calculated by using the second method. Fred M. Knipp has been credited with 15 years of benefit service (15%), in addition to the 1% per year of employment (currently 10 1/2 years) provided by the Plan. Thirty-nine
3/4 years of benefit service were credited to Philip S. Demarest at the time he retired in 1998, and eighteen years of benefit service are currently credited to Herbert Gareiss, Jr. Average monthly earnings equal the highest average earnings per month during any three consecutive twelve-month periods within the last ten twelve-month periods immediately preceding retirement. The Plan does not provide for any deductions for social security benefits received.

     Annual benefits payable at age 60 to Plan participants are illustrated in the following Table:

Average Annual Salary
 During Highest Paid
   Period of Three              Annual Retirement Benefits
  Consecutive Years              Years of Benefit Service
                    5           10          15          20          30

$  90,000      4,500       10,800      13,500      18,000      27,000
$ 110,000      5,500       11,000      16,500      22,000      33,000
$ 130,000      6,500       13,000      19,500      26,000      39,000
$ 150,000      7,500       15,000      22,500      30,000      45,000
$ 170,000      8,500       17,000      25,500      34,000      51,000
$ 190,000      9,500       19,000      28,500      38,000      57,000
$ 210,000      10,500       21,000      31,500      42,000      63,000

The additional 15% credited to Mr. Knipp, as reported above in this section, would result in a benefit of $46,673 per year, based on an average compensation of $183,030, rather than the amount determined from the above table ($19,218).

     The Company's Savings Plan for Management Employees (the "Savings Plan") covers all active management employees of the Company. Eligible employees are permitted to make contributions of up to 15% of their total compensation before taxes, up to a statutory maximum ($10,000 in 1999), to a choice of predefined funds maintained by the trustee of the Savings Plan. Eligible employees may apply accumulated contributions towards the purchase of shares of the Company's common stock. The common stock will be acquired in brokerage transactions at the market price as of the transaction date. The Company has agreed to make matching contributions of one dollar for every dollar contributed by a management employee, up to a maximum Company contribution of 7% of total compensation. Participants are fully vested in the Company's contributions to their Savings Plan accounts immediately. The trustee of the Plan is the Charles Schwab Trust Company.


Certain Transactions with Directors

     During 1997 and 1998, the Company paid a total of $170,731.00 and $221,880.00, respectively, to John W. Sanford & Son, Inc., of which Corinna
S. Lewis, a Director of the Company, is a director and shareholder. These amounts were paid as premiums on property, liability and workers' compensation insurance policies maintained by the Company. The management of the Company believes that the transactions with John W. Sanford & Son, Inc. are on terms as favorable as those available from unaffiliated third parties.










  II. APPROVAL OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Bush & Germain as independent public accountants for the Company for the year 1999. Shareholder approval of this appointment is requested. In the event a majority of the votes cast are against approval, the Board of Directors will reconsider the appointment. A representative of Bush & Germain is not expected to attend the Annual Meeting.


     III.  OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

     The Board of Directors knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matter should properly come before this Annual Meeting it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matter.


                      SHAREHOLDER PROPOSALS

     Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with the regulations of the Securities and Exchange Commission. If a shareholder intends to present a proposal at next year's Annual Meeting of Shareholders, the proposal must be received by the Secretary of the Company (at 47 Main Street, Warwick, New York 10990) not later than March 2, 2000 in order to be included in the Company's proxy statement and form of proxy relating to that Meeting. Under the rules of the Securities and Exchange Commission, shareholders submitting such proposals are required to have held shares of the Company's Common Stock amounting to at least $2,000 in market value or one percent of the Common Stock outstanding for at least one year prior to the date on which such proposals are submitted. Futhermore, such shareholders must continue to own at least that amount of the Company's Common Stock through the date on which the Annual Meeting is held.
































Warwick Valley Telephone Company                                        Proxy

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Barbara Barber and Colleen Shannon, or either of them, with full power of substitution, attorneys, agents and proxies to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Warwick Valley Telephone Company to be held on Friday, April 30, 1999 at 2:00 p.m. or at any adjournment thereof:

   I.  FIXING NUMBER OF DIRECTORS AT NINE until next Annual Meeting.

       FOR []                 AGAINST []                ABSTAIN []

       The Board of Directors recommends a vote FOR this resolution.

  II.  ELECTION OF DIRECTORS

       FOR [] all nominees listed below   WITHHOLD AUTHORITY [] to vote for
              (except as marked to the                          all nominees
              contrary below)                                   listed below

          Philip S. Demarest                Robert J. DeValentino

          Herbert Gareiss, Jr.              Corinna S. Lewis

       The Board of Directors recommends a vote FOR this resolution.
       INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.


 III.  PROPOSAL TO APPROVE THE APPOINTMENT
       OF BUSH AND GERMAIN as the          FOR [ ]  AGAINST [ ] ABSTAIN [ ]
       independent public accountants of
       the Company.

       The Board of Directors recommends a vote FOR this resolution.

  IV. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

       This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR as respects all items.

          WITNESS my hand this.................................day of
          ......................................................,1999
                               (please date)
          ...........................................................

          Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign.

          When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE